EXHIBIT 99.1


                                             FOR IMMEDIATE RELEASE
                                             October 23, 2003

For additional information contact:

DANIEL J. HOGARTY, JR.                       DAVID J. DELUCA
Chairman, President & Chief Executive        Senior Vice President
Officer                                      & Chief Financial Officer
518-270-3312                                 518-270-3206
                                             ddeluca@troysavingsbank.com

                    TROY FINANCIAL ANNOUNCES 3.6% INCREASE IN
                       FISCAL YEAR 2003 EARNINGS PER SHARE

TROY, NY - Troy Financial Corporation (NASDAQ: TRYF), the bank holding company for The Troy Savings Bank and The Troy Commercial Bank, today reported earnings per diluted share of $1.43 for the fiscal year ended September 30, 2003, an increase of 3.6% compared to earnings per diluted share of $1.38 reported in the fiscal year ended September 30, 2002. Net income for the year was $12.8 million, down $400 thousand or 3.0% from the $13.2 million earned in the prior fiscal year.

Earnings for the year and the quarter ended September 30, 2003, were adversely impacted by the $1.2 million ($714 thousand after tax, or $.08 per diluted share) increase in the cost of stock-based deferred compensation plans. In addition, the Company incurred non-deductible merger related transaction costs of approximately $497 thousand, or $.06 per diluted share, both due to the Company's pending merger with First Niagara Financial Group, Inc. ("First Niagara").

Highlights for the fiscal year ended September 30, 2003 included:

o Announced on August 11, 2003, the signing of a definitive merger agreement with First Niagara under which Troy will merge into First Niagara. Under the terms of the agreement, First Niagara will pay Troy shareholders $35.50 per share, in a combination of First Niagara stock and/or cash.

o Deposits for the year were up $84.0 million, or 9.5% compared to September 30, 2002, with an increase in core deposits of $137.5 million, or 23.5% more than offsetting a $53.5 million decrease in higher yielding time deposits. Core deposits now represent 74.8% of total deposits.

o Commercial loans, including commercial real estate, construction and business loans, were up $49.2 million or 11.3%, compared to September 30, 2002, and now represent 63.5% of total loans. The reduction in total loans from the prior year was primarily due to residential mortgage loan run-off.

o Asset quality remained strong, with non-performing assets at $3.1 million, or .23% of total assets at September 30, 2003 compared to $2.4 million or .19% of total assets at September 30, 2002. Net charge-offs for the year ended September 30, 2003 were $452 thousand, or .06% of average loans, down $509 thousand, or 53.0% from $961 thousand, or .13% of average loans in the prior fiscal year.

Daniel J. Hogarty Jr., Chairman, President and CEO of Troy Financial said, "We are pleased with our operating results in a very challenging interest rate environment, especially our growth in commercial real estate loans and core deposits. Fiscal 2003 was a very good year despite significant merger related expenses and other costs that reduced fourth quarter and fiscal year earnings per share. We again experienced runoff in our residential mortgage loan portfolio due to the historical low interest rates, however we continue to grow our commercial loans, including commercial real estate, construction and business loans. Our commercial loan pipeline remains strong at approximately $37.0 million and we expect growth in that portfolio next quarter, to meet or exceed the most recent period. Core deposit growth was again driven by our commercial bank and now represents more than 74% of total deposits. The commercial bank, which provides services to municipalities, had total core deposits of $152.1 million at September 30, 2003, up $32.5 million, or 27.2% from June 30, 2003."

COMPARISON OF FOURTH QUARTER OPERATING RESULTS TO PRIOR YEAR

Earnings per diluted share for the quarter ended September 30, 2003 was $.30, a decrease of 18.9% compared to earnings per diluted share of $.37 reported in the three months ended September 30, 2002. Net income for the quarter was $2.7 million, down $789 thousand or 22.9% from the comparable period of 2002. Higher stock-based deferred compensation plan costs, non-deductible merger related transaction costs, a venture capital investment write-down and lower net interest income adversely impacted the Company's results this quarter. Somewhat offsetting these however, was $1.9 million of security gains, as the Company sold portions of its equity and corporate bond portfolios to generate additional taxable income in order to utilize tax-benefit carryforwards, which may otherwise expire due to the pending merger.

Net interest income on a tax-equivalent basis was $10.8 million for the quarter ended September 30, 2003, compared to $11.0 million, a decrease of $216 thousand, or 2.0% from the comparable period of the prior fiscal year. The decrease was rate related, with the net interest margin down 43 basis points to 3.75%, from the comparable period of the prior fiscal year. Average earning assets increased $97.4 million or 9.3%. The net interest margin decrease was due primarily to the 30 basis point drop in the net interest spread from the comparable period of the prior year, as the Company's loans and securities repriced and earning asset growth this period was in lower yielding short-term municipal securities and other short-term investments. Although this adversely impacted the margin in the short-term, it did generate net interest income and the Company has positioned itself to reinvest at higher rates, should interest rates rise. The Company expects its net interest margin to continue to decrease, due to continued repricing of its loan portfolio and the sale in September 2003 of portions of its investment portfolio. The Company expects to continue to reduce its cost of funds, as approximately $66.1 million of time deposits will be maturing over the next three months, many of which will be re-pricing at lower rates. In addition, the Company has a higher cost borrowing maturing in November.

The Company's provision for loan losses was $140 thousand for the three months ended September 30, 2003, down $50 thousand, or 26.3% from the quarter ended September 30, 2002 due to lower net charge-offs and lower outstanding loan balances. Net charge-offs were $132 thousand, or an annualized .07% of average loans for the three months ended September 30, 2003, down $16 thousand, or 10.8% compared to $148 thousand for the comparable period of 2002, which represented an annualized .08% of average loans. Non-performing loans were $2.7 million or ..35% of total loans at September 30, 2003, up from the $2.1 million or .27% of total loans at September 30, 2002. The increase in non-performing loans in the period was due primarily to a well-secured commercial real estate loan, which was restructured, and a commercial business relationship, which is no longer performing under its original terms, however losses if any, will be minimal due to a government guarantee. The allowance for loan losses at September 30, 2003 was $14.6 million, or 1.93% of period end loans, compared to $14.5 million or 1.90% of period end loans at September 30, 2002. The allowance for loan losses as a percentage of non-performing loans was 549.36% at September 30, 2003.

Non-interest income for the quarter ended September 30, 2003 was $3.6 million, up $1.7 million, or 89.2% from the comparable period of the prior fiscal year primarily due to securities gains. Securities gains in the period were $1.9 million as the Company sold portions of its equity and corporate bond portfolio to generate additional taxable income in order to utilize tax-benefit carryforwards, which may otherwise expire. Furthermore, service charges on deposit accounts increased $132 thousand or 25.4% due in part to a new overdraft protection product, as well as higher service fees on commercial business accounts. Somewhat offsetting these increases, were lower annuity and brokerage commissions, which are part of other income, both of which were adversely impacted by market conditions.

Non-interest expenses were $9.5 million for the three months ended September 30, 2003, up $2.6 million, or 36.5% from the comparable period of the prior fiscal year. The increase was principally due to higher deferred compensation expenses, merger related transaction costs, a write-down of a venture capital investment and higher compensation and employee benefit costs. Stock-based deferred compensation plans increased $1.2 million due to the higher Company stock price at period-end. Non-deductible merger related transaction costs incurred during the period were approximately $497 thousand. In addition, the Company wrote-down $350 thousand on a venture capital investments due to poor operating performance and the continuing economic uncertainty of its core business, including the need for additional financing. Compensation and benefits were up $333 thousand, or 7.7% due to increased pension, medical and ESOP costs. Pension costs increased approximately $232 thousand, as lower interest rates increased pension liabilities and weak investment performance in the prior fiscal year reduced plan assets. The Company also experienced a $60 thousand increase in ESOP-related compensation costs, due to the higher average market price of its stock during the period.

Troy Financial Corporation, headquartered in Troy, New York, is the holding company for The Troy Savings Bank and The Troy Commercial Bank. Founded in 1823, The Troy Savings Bank is the oldest state chartered savings bank in New York State. Troy Financial, is a full-service financial services company and The Troy Savings Bank is one of the leading community banks in New York's Capital Region with twenty-one branch offices. Troy Financial through its subsidiaries, offers a wide variety of business, retail and municipal banking products as well as a full range of trust, insurance, and investment services. The Company's primary sources of funds are deposits and borrowings, which it uses to originate residential and commercial real estate mortgages, commercial business loans, and consumer loans throughout its primary market area consisting of eight New York counties: Albany, Greene, Rensselaer, Saratoga, Schenectady, Schoharie, Warren and Washington. Troy Financial Corporation is traded on the Nasdaq Stock Market under the ticker symbol "TRYF." The Bank's web site is www.troysavingsbank.com.

Statements in this news release contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs of management as well as assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include among others, the impact of changes in market interest rates and general economic conditions, changes in government regulations, changes in accounting principles and the quality or composition of the loan and investment portfolios. Therefore, actual future results may differ significantly from results discussed in the forward-looking statements due to a number of factors, which include, but are not limited to, factors discussed in the documents filed by the Company with the Securities and Exchange Commission from time to time.

                                       ###
================================================================================
                           Troy Financial Corporation
                             Second & State Streets
                              Troy, New York 12180

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                                   (UNAUDITED)

SELECTED CONSOLIDATED FINANCIAL                   AT SEPT 30,     AT JUNE 30,      AT MAR 31,      AT DEC 31,     AT SEPT 30,
CONDITION DATA                                        2003            2003            2003            2002            2002
--------------                                    ------------    ------------    ------------    ------------    ------------
                                                                             (DOLLARS IN THOUSANDS)
Total assets                                      $  1,365,456    $  1,247,755    $  1,230,433    $  1,196,660    $  1,288,877
Earning assets (at amortized cost)                   1,234,302       1,123,636       1,105,535       1,076,308       1,162,949
Loans receivable                                       759,477         770,312         781,500         777,417         765,067
Allowance for loan losses                               14,646          14,638          14,623          14,600          14,538
Securities available for sale (at fair value)          414,265         354,223         327,243         300,727         394,067
Securities held to maturity
  (at amortized cost)                                      661             712             765             838             883
Cash & cash equivalents                                 98,263          26,540          26,708          22,980          34,020
Loans held for sale                                      1,182           1,829           1,067           2,231             891
Goodwill                                                30,909          30,909          30,909          30,909          30,909
Core deposit intangibles, net                              265             276             288             300             311
Deposits                                               967,016         925,427         914,154         894,309         882,968
Borrowings                                             206,730         140,871         139,907         121,568         222,355
Shareholders' equity                                   154,712         154,579         154,841         156,185         157,854

                                                       AT OR FOR THE THREE MONTHS ENDED         AT OR FOR THE TWELVE MONTHS ENDED
                                                  --------------------------------------------  ---------------------------------
SELECTED CONSOLIDATED                               SEPT 30,        JUNE 30,        SEPT 30,        SEPT 30,        SEPT 30,
OPERATING DATA                                        2003            2003            2002            2003            2002
--------------                                    ------------    ------------    ------------    ------------    ------------
                                                           (DOLLARS IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE AMOUNTS)
Interest and dividend income                      $     14,275    $     15,292    $     16,106    $     61,104    $     65,991
Interest expense                                         4,110           4,547           5,714          18,880          24,444
                                                  ------------    ------------    ------------    ------------    ------------
     Net interest income                                10,165          10,745          10,392          42,224          41,547
Provision for loan losses                                  140             120             190             560           1,166
                                                  ------------    ------------    ------------    ------------    ------------
     Net interest income after
       provision for loan losses                        10,025          10,625          10,202          41,664          40,381
                                                  ------------    ------------    ------------    ------------    ------------
Non-interest income:
     Service charges on deposits                           652             637             520           2,327           1,920
     Net rental income from real estate
       partnerships                                        370             389             371           1,558             631
     Loan servicing fees                                    15              22              22             122             221
     Trust service fees                                    178             187             163             715             753
     Commission from annuity sales                          40              87             130             292             761
     Net gains from securities transactions              1,884              76              59           2,093             151
     Net gains from mortgage loan sales                     67              74              54             291              96
     Other income                                          428             399             602           1,822           2,436
                                                  ------------    ------------    ------------    ------------    ------------
Total non-interest income                                3,634           1,871           1,921           9,220           6,969
                                                  ------------    ------------    ------------    ------------    ------------
Non-interest expenses:
     Compensation and employee benefits                  4,677           4,598           4,344          18,341          16,771
     Occupancy, furniture, fixtures and equipment          816             859             821           3,366           3,346
     Computer charges                                      544             540             451           2,090           1,972
     Other real estate expenses, net                        43              21              (3)             77              22
     Core deposit intangibles amortization                  12              12              12              48              48
     Merger related transaction costs                      497              --              --             497              --
     Other expenses                                      2,948           1,373           1,360           7,346           5,554
                                                  ------------    ------------    ------------    ------------    ------------
Total non-interest expenses                              9,537           7,403           6,985          31,765          27,713
                                                  ------------    ------------    ------------    ------------    ------------
Income before income tax expense                         4,122           5,093           5,138          19,119          19,637
Income tax expense                                       1,460           1,666           1,687           6,320           6,438
                                                  ------------    ------------    ------------    ------------    ------------
Net income                                        $      2,662    $      3,427    $      3,451    $     12,799    $     13,199
                                                  ============    ============    ============    ============    ============

Net interest income on a tax equivalent basis     $     10,771    $     11,358    $     10,987    $     44,607    $     43,723

SHARE AND PER SHARE DATA
------------------------
Shares outstanding at period-end                     9,274,084       9,250,842       9,685,835       9,274,084       9,685,835
Weighted average shares outstanding - basic          8,348,222       8,383,500       8,824,112       8,446,152       9,008,124
Weighted average shares outstanding - diluted        8,904,854       8,887,544       9,423,727       8,975,967       9,569,314
Basic earnings per share                          $       0.32    $       0.41    $       0.39    $       1.52    $       1.47
Diluted earnings per share                        $       0.30    $       0.39    $       0.37    $       1.43    $       1.38
Book value per share                              $      16.68    $      16.71    $      16.30    $      16.68    $      16.30
Tangible book value per share                     $      13.32    $      13.34    $      13.07    $      13.32    $      13.07
Market price at period end                        $      35.05    $      27.15    $      26.08    $      35.05    $      26.08
Cash dividends paid per share                     $       0.16    $       0.16    $       0.14    $       0.67    $       0.49

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)

                                                                THREE MONTHS ENDED                     TWELVE MONTHS ENDED
                                                  --------------------------------------------    ----------------------------
SELECTED CONSOLIDATED AVERAGE                       SEPT 30,        JUNE 30,        SEPT 30,        SEPT 30,        SEPT 30,
FINANCIAL CONDITION DATA                              2003            2003            2002            2003            2002
------------------------                          ------------    ------------    ------------    ------------    ------------
                                                                             (DOLLARS IN THOUSANDS)
Loans                                             $    754,848    $    780,809    $    760,088    $    770,507    $    761,682
Loans held for sale                                      1,655           1,927           1,472           1,793           1,340
Securities available for sale
  (at amortized cost)                                  370,960         334,042         279,251         327,866         251,968
Securities held to maturity
  (at amortized cost)                                      689             736             915             773           1,162
Fed funds & other                                       11,630             705             688           3,609           1,080
                                                  ------------    ------------    ------------    ------------    ------------
Total earning assets                                 1,139,782       1,118,219       1,042,414       1,104,548       1,017,232
Other assets, net                                      119,125         115,209         112,518         116,611         101,875
                                                  ------------    ------------    ------------    ------------    ------------
Total assets                                      $  1,258,907    $  1,233,428    $  1,154,932    $  1,221,159    $  1,119,107
                                                  ============    ============    ============    ============    ============

Interest bearing demand accounts                  $    132,943    $    129,144    $    120,641    $    128,824    $    118,664
Money market accounts                                  207,902         158,218          94,525         155,278          69,478
Savings accounts                                       277,464         277,271         271,530         274,837         262,202
Time deposits                                          248,163         268,076         298,099         273,351         307,806
Escrow accounts                                          5,288           4,324           5,921           3,800           4,398
                                                  ------------    ------------    ------------    ------------    ------------
Total interest bearing deposits                        871,760         837,033         790,716         836,090         762,548
Securities sold under agreements to repurchase           9,315          10,000          13,979          11,358          13,468
Short-term borrowings                                    5,540          21,457          13,900          16,240          22,334
Long-term debt                                         111,407         114,856          82,545         104,222          71,733
                                                  ------------    ------------    ------------    ------------    ------------
Total interest bearing liabilities                     998,022         983,346         901,140         967,910         870,083
Non-interest bearing demand accounts                    80,873          75,083          70,242          76,176          65,813
Other liabilities                                       24,608          20,707          21,818          21,952          20,051
Shareholders' equity                                   155,404         154,292         161,732         155,121         163,160
                                                  ------------    ------------    ------------    ------------    ------------
Total liabilities & equity                        $  1,258,907    $  1,233,428    $  1,154,932    $  1,221,159    $  1,119,107
                                                  ============    ============    ============    ============    ============

PROFITABILITY RATIOS
--------------------
  Return on average assets                                0.84%           1.11%           1.19%           1.05%           1.18%
  Return on average equity                                6.80%           8.91%           8.47%           8.25%           8.09%
  Net interest spread (TE)                                3.59%           3.84%           3.89%           3.80%           3.89%
  Net interest margin (TE)                                3.75%           4.07%           4.18%           4.04%           4.30%
  Efficiency ratio (TE)                                  71.86% *        56.12%          54.39%          60.29% *        54.79%
  Operating expenses to average assets ratio              2.84% *         2.40%           2.40%           2.55% *         2.47%

(TE) tax equivalent basis

* excludes merger related transaction costs
                                                                         AT OR FOR THE THREE MONTHS ENDED
                                                  ----------------------------------------------------------------------------
                                                    SEPT 30,        JUNE 30,         MAR 31,         DEC 31,        SEPT 30,
CAPITAL RATIOS                                        2003            2003            2003            2002            2002
--------------                                    ------------    ------------    ------------    ------------    ------------
                                                                             (DOLLARS IN THOUSANDS)

  Equity to total assets                                 11.33%          12.39%          12.58%           13.05%         12.25%
  Tangible equity to tangible assets (*)                  9.26%          10.14%          10.31%           10.72%         10.07%

* Tangible equity to tangible assets excludes goodwill and core deposit intangibles, net.

ASSET QUALITY
-------------
  Non-accrual loans
    Real estate loans:
       Residential mortgage                       $      1,015    $        749    $      1,158    $      1,300    $      1,147
       Commercial mortgage                                 366             334             343             541             555
       Construction                                         --              --              --              --              --
                                                  ------------    ------------    ------------    ------------    ------------
          Total real estate loans                        1,381           1,083           1,501           1,841           1,702
  Commercial business loans                                717             278             281             262             264
  Home equity lines                                         21              22              51              58              30
  Other consumer loans                                      47             101             117             148             101
                                                  ------------    ------------    ------------    ------------    ------------
    Total non-accrual loans                              2,166           1,484           1,950           2,309           2,097
  Restructured loans                                       500             530             530              --              --
                                                  ------------    ------------    ------------    ------------    ------------
    Total nonperforming loans                            2,666           2,014           2,480           2,309           2,097
  Other real estate owned                                  416             447             336             125             352
                                                  ------------    ------------    ------------    ------------    ------------
    Total nonperforming assets                    $      3,082    $      2,461    $      2,816    $      2,434    $      2,449
                                                  ============    ============    ============    ============    ============

  Net charge-offs                                 $        132    $        105    $        127    $         88    $        148
  Net charge-offs as a % of average loans                 0.07%           0.05%           0.07%           0.05%           0.08%
  Provision for loan losses as a % of average
    loans                                                 0.07%           0.06%           0.08%           0.08%           0.10%
  Nonperforming loans to total loans                      0.35%           0.26%           0.32%           0.30%           0.27%
  Nonperforming assets to total assets                    0.23%           0.20%           0.23%           0.20%           0.19%
  Allowance for loan losses to total loans                1.93%           1.90%           1.87%           1.88%           1.90%
  Allowance to non-performing loans                     549.36%         726.81%         589.64%         632.31%         693.28%

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)

                                                    SEPT 30,        JUNE 30,         MAR 31,         DEC 31,        SEPT 30,
LOAN COMPOSITION:                                     2003            2003            2003            2002            2002
-----------------                                 ------------    ------------    ------------    ------------    ------------
                                                                             (DOLLARS IN THOUSANDS)

Real estate loans:
  Residential                                     $    239,704    $    258,756    $    276,193    $    287,262    $    300,776
  Commercial                                           356,688         336,459         313,801         314,377         298,995
  Construction                                          15,427          16,670          24,762          22,376          17,075
                                                  ------------    ------------    ------------    ------------    ------------
    Total real estate loans                            611,819         611,885         614,756         624,015         616,846
                                                  ------------    ------------    ------------    ------------    ------------
Commercial business loans                              111,454         122,753         131,524         121,807         118,349
Consumer loans:
  Home equity lines                                     28,045          25,900          23,583          18,389          14,796
  Other consumer                                         9,816          11,102          12,816          14,516          16,678
                                                  ------------    ------------    ------------    ------------    ------------
    Total consumer loans                                37,861          37,002          36,399          32,905          31,474
                                                  ------------    ------------    ------------    ------------    ------------
Gross loans                                            761,134         771,640         782,679         778,727         766,669
Net deferred loan fees / discounts                      (1,657)         (1,328)         (1,179)         (1,310)         (1,602)
                                                  ------------    ------------    ------------    ------------    ------------
    Total loans                                        759,477         770,312         781,500         777,417         765,067
    Allowance for loan losses                          (14,646)        (14,638)        (14,623)        (14,600)        (14,538)
                                                  ------------    ------------    ------------    ------------    ------------
    Total loans receivable, net                   $    744,831    $    755,674    $    766,877    $    762,817    $    750,529
                                                  ============    ============    ============    ============    ============



                                                    SEPT 30,        JUNE 30,         MAR 31,         DEC 31,        SEPT 30,
DEPOSIT COMPOSITION:                                  2003            2003            2003            2002            2002
--------------------                              ------------    ------------    ------------    ------------    ------------
                                                                             (DOLLARS IN THOUSANDS)

Savings accounts                                  $    275,426    $    279,075    $    276,705    $    274,323    $    271,632
Money market accounts                                  225,561         179,330         137,268         130,816         108,635
Interest bearing demand accounts                       141,896         132,964         133,163         129,569         124,319
Non-interest bearing demand accounts                    80,649          81,394          81,713          74,209          81,413
                                                  ------------    ------------    ------------    ------------    ------------
    Total core deposits                                723,532         672,763         628,849         608,917         585,999
Time accounts                                          243,484         252,664         285,305         285,392         296,969
                                                  ------------    ------------    ------------    ------------    ------------
    Total deposits                                $    967,016    $    925,427    $    914,154    $    894,309    $    882,968
                                                  ============    ============    ============    ============    ============